UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report

January 9, 2006

PIPELINE DATA INC.

(Exact name of small business issuer in its charter)

Delaware	7389	13-3953764
(State or jurisdiction of	(Primary Standard Indus.	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No)

1515 Hancock Street, Suite 301, Hancock Plaza

Quincy, Massachusetts 02169

(617) 405-2600

(Address and telephone number of principal executive offices)

MacAllister Smith

1515 Hancock Street, Suite 301, Hancock Plaza

Quincy, Massachusetts 02169

(781) 843-3812

(Name, address and telephone number of agent for service)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 2.01 COMPLETION OF ACQUISITION

On December 20, 2005, Pipeline Data Inc. announced the completion of its acquisition of Florida-based Charge.com, Inc. through its wholly-owned subsidiary. Charge.com, Inc. owns and operates a comprehensive Internet-based sales organization engaged in online transaction processing from its Web site, www.charge.com. Charge.com generated $2.3 million in pretax income for the year ended December 31, 2004 and $1.9 million in pretax income for the nine months ended September 30, 2005.

Pursuant to the merger agreement with Charge.com, Pipeline acquired all the stock of Charge.com in exchange for $7.5 million in cash and $9.5 million in shares of Pipeline restricted common stock at a per share price of $1.03. The stock component resulted in 9,398,058 shares of restricted common stock being issued to the former Charge.com stockholders. The former Charge.com stockholders will be subject to a twelve (12) month lock-up period commencing from the closing of the closing.

The information in this Form 8-K is being furnished pursuant to Item 2.01 "Completion of Acquisition" shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pipeline Data Inc.
Dated:	January 9, 2006	By:	/s/ MacAllister Smith
		Name:	MacAllister Smith
		Title:	Chief Executive Officer